UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

TAX-FREE FIXED INCOME FUND IV FOR

PUERTO RICO RESIDENTS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Today, Tax-Free Fixed Income Fund IV for Puerto Rico Residents, Inc. began distributing the below letter, dated as of August 16, 2021, to certain stockholders:

* * * * *

Puerto Rico Family of Funds	UBSPRFunds.com

August 16, 2021

To Shareholders of Tax-Free Fixed Income Fund IV for Puerto Rico Residents, Inc.:

At this year’s annual meeting, to be held virtually on August 26, 2021, at 2:00 pm, you will have an important decision to make about the future of your investment in the Fund. Your Board urges you to vote on the WHITE proxy card “FOR” the three current directors who are up for re-election in order to support the stability and continuity of the Fund. The current Board has a long history overseeing the Fund on behalf of shareholders and is committed to ensuring the Fund’s long-term viability, so that it continues to generate valuable dividend income for Puerto Rican residents like you.

Fund IV’s Performance as of June 30, 2021

The Fund’s investment objective is to provide its shareholders with current income, as consistent with the preservation of capital. In fact, since inception the Fund has distributed $8.92 per share in cumulative dividends to its shareholders.1

Measured according to its investment objectives – i.e., cumulative dividends and preservation of the Fund’s net asset value (NAV)2 – the Fund has delivered positive returns over the past one-, three- and five-year periods, as well as since inception.

Calculated on the basis of market prices and dividend reinvestment, total returns over one- and three-year periods were impacted by the lack of liquidity for closed-end funds which has resulted in the Fund’s shares trading at a discount to NAV. However, long-term income investors with no current intention of selling their shares have no cash impact from this volatility in market prices.

The Board’s Oversight of Fund IV’s Lifetime Performance

As a result of prudent investment management, overseen by its Board, the Fund has delivered positive returns over its lifetime, in spite of significant market challenges.

In fact, it performed very strongly from its inception in March 2005 through 2012. Current, special and capital gains dividends in addition to strong price performance generated gross investment returns over 75%.3

The crash of the Puerto Rico municipal bond market beginning in 2013 through the end of 2015 affected all investors in these markets, as reflected in the Fund’s returns during that period. However, under the Board’s leadership, the Fund continued to deliver monthly tax-advantaged income, conducting share repurchases to provide liquidity to selling shareholders while accreting value to those who held their investment.

Though the Puerto Rico bond markets have not yet recovered, the Fund has performed strongly since the end 2015, as it has continued to provide its shareholders with consistent monthly income and gross investment returns over 60%.4

[1]	From 3/31/05 to 6/30/21.
[2]	Annual returns based on cumulative dividends and NAV preservation defined as cumulative cash dividends plus increase (decrease) in net asset value (NAV) over period, relative to starting NAV.
[3]	From 3/31/05 to 12/31/12.
[4]	From 12/31/15 to 6/30/21.

Puerto Rico Family of Funds	UBSPRFunds.com

Today, the Board believes the outlook for the Fund is positive. As the Puerto Rico bond market emerges, both the income and liquidity of the Fund can be expected to improve. At the current Board’s direction, the Fund continues to work tirelessly to maximize shareholder returns, including proceeding with a registration with the U.S. Securities and Exchange Commission under the Investment Company Act of 1940, which may contribute to increased liquidity and reduced market discount to NAV, paving the way for further positive returns. The Board is keenly aware of the need for liquidity in the Fund shares and will continue to make achieving this a strategic priority.

Your Fund’s Nominees

As members of the current Board, the Fund’s nominees for re-election at the Annual Meeting are highly qualified financial professionals with deep roots in Puerto Rico and a long-standing commitment to the Fund. They understand Puerto Rico’s financial markets and are committed to the Fund’s investment objectives and its shareholders:

•

Carlos V. Ubiñas has served as Chief Executive Officer of UBS Financial Services Incorporated of Puerto Rico since 2009, in addition to other senior roles at UBS Financial Services Incorporated of Puerto Rico since 1989. With decades of experience in the local municipal market, which included a senior role at the Government Development Bank, he has an unparalleled understanding of the Puerto Rico financial markets.

•

Jose J. Villamil is Chairman of the Board and Chief Executive Officer of Estudios Técnicos, Inc.; a long-time member of the Board of Governors of United Way of Puerto Rico; Economic Advisor to the Puerto Rico Manufacturer’s Association and the Associated General Contractors of America (Puerto Rico Chapter); as well as Chairman of the Board of BBVA-PR from 2000 to 2012, among his many private, public and non-profit leadership roles in Puerto Rico.

•

Vicente León has developed deep experience in finance and accounting since 1962, including as a former Member and Audit Committee Chairman of the Board of Directors of Triple S Management Corp. from 2000 to 2012; former Audit Partner at KPMG LLP; and former President of the Puerto Rico Society of CPA.

The Board urges shareholders to support the Fund’s continued positive momentum and plan for long-term stability and viability of the Fund as a source of current income for its shareholders by voting “FOR” these three nominees on the WHITE card.

If You Receive a Blue Proxy from Ocean Capital, Please Discard It

The Fund received a purported notice from Ocean Capital, stating its intention to nominate director candidates and submit a proposal at the Annual Meeting. However, the Fund rejected the purported notice because the Board determined, upon the advice of outside counsel, that Ocean Capital’s notice failed to comply with the Fund’s organizational documents. As a result, we have determined the only director candidates eligible for election at the Annual Meeting are Carlos V. Ubiñas, José J. Villamil and Vicente León.

Please note that Ocean Capital is a shell company, formed by Georgia-based hedge fund First Southern and led by First Southern’s founder William Heath Hawk. Ocean Capital apparently targets Puerto Rico bond funds with the goal of liquidating them and extracting short-term profits at the expense of funds’ long-term shareholders’ income and interests. In fact, Mr. Hawk and First Southern have a long history of “distressed bond investing,” facilitating the liquidation of Santander Puerto Rico’s bond funds. As a 20/22 Act company, Ocean Capital is also likely to gain significant tax benefits from their strategy that are not available to ordinary Puerto Rican investors.

PLEASE VOTE “FOR” THE BOARD’S NOMINEES ON THE WHITE PROXY CARD NOW

As your Board, we are honored to serve as your fiduciaries and ask that you continue to place your trust in us by voting FOR the Board’s nominees on the WHITE proxy card. For more information, please visit UBSPRFunds.com.

Very truly yours,

The Board of Directors of Tax-Free Fixed Income Fund IV for Puerto Rico Residents, Inc.

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Puerto Rico Family of Funds	UBSPRFunds.com

If you have any questions, or need assistance voting your

WHITE proxy card, please contact:

1212 Avenue of the Americas, 24th Floor

New York, NY 10036

Telephone for Banks and Brokers: +1 212-297-0720

Shareholders may call toll-free (from the U.S., Puerto Rico, and Canada): +1 877- 566-1922

Email: info@okapipartners.com

Important Additional Information and Where to Find It

Tax-Free Fixed Income Fund IV for Puerto Rico Residents, Inc. (the “Fund”) has filed a definitive proxy statement on Schedule 14A (the “Proxy Statement”), an accompanying WHITE proxy card and other relevant documents with the SEC in connection with such solicitation of proxies from the Fund’s stockholders for its 2021 annual meeting of stockholders. STOCKHOLDERS OF THE FUND ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), ACCOMPANYING WHITE PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders may obtain a copy of the Proxy Statement, an accompanying WHITE proxy card, any amendments or supplements to the Proxy Statement and other documents that the Fund files with the SEC at no charge at the SEC’s website at www.sec.gov. In addition, a stockholder who wishes to receive a copy of the Fund’s definitive proxy materials, without charge, should submit this request to: UBS Trust Company of Puerto Rico, c/o Claudio Ballester, 250 Muñoz Rivera Avenue, American International Plaza, Tenth Floor, San Juan, Puerto Rico 00918.

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Puerto Rico Family of Funds	UBSPRFunds.com

16 de agosto de 2021

A los accionistas del Tax-Free Fixed Income Fund IV for Puerto Rico Residents, Inc.:

En la reunión anual de accionistas de este año, que se llevará a cabo virtualmente el 26 de agosto de 2021 a las 2:00 p.m., usted tendrá una decisión importante que tomar sobre el futuro de su inversión en el Fondo. Su Junta de Directores lo exhorta a votar en la tarjeta de poder de votación (Proxy Card) BLANCA “POR” los tres directores actuales que están postulados para la reelección para asegurar la estabilidad y continuidad del Fondo. Su Junta de Directores tiene una larga trayectoria supervisando el Fondo para el beneficio de sus accionistas y está comprometida con asegurar la viabilidad a largo plazo del Fondo, de modo que continúe generando ingresos de dividendos para los residentes puertorriqueños como usted.

Rendimiento del Fondo IV al 30 de junio de 2021

El objetivo de la inversión del Fondo es generar ingresos corrientes para sus accionistas, junto con la preservación del capital. De hecho, desde su creación, el Fondo ha distribuido a sus accionistas $8.92 por acción en dividendos acumulados.1

Medido de acuerdo con sus objetivos de inversión, es decir, dividendos acumulados y preservación del valor neto de los activos (net asset value, NAV) del Fondo2, el Fondo ha generado rendimientos positivos en los períodos más recientes de uno, tres y cinco años, así como desde su creación.

Calculado a base de los precios del mercado y la reinversión de dividendos, los rendimientos totales durante períodos de uno y tres años se vieron afectados por la falta de liquidez para los fondos cerrados, lo que ha resultado en que las acciones del Fondo se trafiquen a un descuento su NAV correspondiente. Sin embargo, para inversionistas a largo plazo que no tienen intención de vender sus acciones en el Fondo, esta volatilidad en precios del mercado no tuvo impacto en el efectivo distribuido a éstos.

La supervisión de la Junta de Directores y el rendimiento del Fondo IV por su vida operacional

Como resultado de la administración prudente y acertada de las inversiones, según supervisada por su Junta de Directores, el Fondo ha generado rendimientos positivos a lo largo de su vida operacional, a pesar de importantes retos del mercado.

De hecho, tuvo un desempeño muy sólido desde su creación en marzo de 2005 hasta 2012. Los dividendos actuales, especiales y de ganancias de capital, además del sólido desempeño de precios, generaron retornos brutos en la inversión de más un 75%.3

La caída del mercado de bonos municipales de Puerto Rico desde su inicio en 2013 hasta fines de 2015 afectó a todos los inversionistas en estos mercados, como se refleja en los rendimientos del Fondo durante este período. Sin embargo, bajo el liderazgo de la Junta de Directores, el Fondo continuó generando ingresos mensuales con beneficios contributivos y realizó recompras de acciones para proporcionar liquidez a los accionistas, mientras se acrecía el valor para los accionistas que mantuvieron su inversión.

[1]	De 3/31/05 a 6/30/21.
[2]

Rendimientos anuales calculados en dividendos acumulados y preservación del NAV, definidos como dividendos en efectivo acumulados más el aumento (o la disminución) en el valor neto de los activos (net asset value, NAV) durante el período, en relación con el NAV inicial.

[3]	De 3/31/05 a 12/31/12.

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Puerto Rico Family of Funds	UBSPRFunds.com

Aunque los mercados de bonos de Puerto Rico aún no se han recuperado, el Fondo ha tenido un rendimiento sólido desde finales de 2015 y ha continuado brindando a sus accionistas ingresos mensuales uniformes y retornos de inversión brutos superiores al 60%.4

Hoy en día, su Junta de Directores considera que la perspectiva para el Fondo es positiva. A medida que se estabilizan los mercados de bonos de Puerto Rico, tanto los ingresos como la liquidez del Fondo se espera que mejore. Bajo la dirección actual de la Junta de Directores, el Fondo continúa trabajando incansablemente para maximizar los rendimientos de los accionistas, incluyendo el proceder con registrar el Fondo con el U.S. Securities and Exchange Comisión, en virtud de la Ley de Compañías de Inversión de 1940, que puede contribuir a una mayor liquidez y a un descuento del mercado más reducido al NAV, lo que prepara el terreno para obtener rendimientos positivos adicionales. La Junta de Directores es muy consciente de la necesidad de liquidez en el Fondo y continuará haciendo lo que esté a su alcance para lograr esta prioridad estratégica.

Los nominados para la Junta de Directores del Fondo

Como miembros de la Junta de Directores actual, los directores nominados para la reelección en la reunión anual de accionistas son profesionales financieros altamente calificados, con raíces profundas en Puerto Rico y un compromiso consolidado con el Fondo. Ellos entienden los mercados financieros de Puerto Rico y están comprometidos con los objetivos de inversión del Fondo y sus accionistas:

•

Carlos V. Ubiñas se ha desempeñado como director ejecutivo de UBS Financial Services Incorporated of Puerto Rico desde 2009, además de otros cargos sénior en UBS Financial Services Incorporated of Puerto Rico desde 1989. Con décadas de experiencia en el mercado municipal local, que incluyó un cargo sénior en el Banco de Desarrollo Gubernamental, tiene un conocimiento incomparable de los mercados financieros de Puerto Rico.

•

José J. Villamil es presidente de la Junta de Directores y director ejecutivo de Estudios Técnicos, Inc., miembro desde hace mucho tiempo de la Junta de Gobernadores de United Way of Puerto Rico, asesor económico a la Asociación de Industriales de Puerto Rico y presidente de la Junta de Directores de BBVA-PR del 2000 al 2012, entre sus muchos roles de liderazgo privados, públicos y sin fines de lucro en Puerto Rico.

•

Vicente León ha desarrollado una vasta experiencia en finanzas y contabilidad desde 1962, exmiembro y presidente del Comité de Auditoría de la Junta de Directores de Triple S Management Corp. de 2000 a 2012, exsocio de auditoría de KPMG LLP y expresidente de la Sociedad Puertorriqueña de CPAs.

La Junta de Directores insta a los accionistas a apoyar el momentum positivo y continuo del Fondo y asegurar la estabilidad y viabilidad a largo plazo del Fondo como fuente de ingresos corrientes para sus accionistas mediante la votación “POR” estos tres nominados en la tarjeta BLANCA.

Si recibe una tarjeta de poder de votación azul de Ocean Capital, descártela

El Fondo recibió un presunto aviso de Ocean Capital, en el que se indicaba su intención de nominar a candidatos a director y presentar su propuesta en la reunión anual de accionistas. Sin embargo, el Fondo rechazó esta supuesta notificación porque la Junta de Directores determinó, por recomendación de sus abogados externos, que la notificación de Ocean Capital no cumplió con los requisitos estipulados en la documentación organizacional del Fondo, que están diseñadas para proteger a los accionistas, según se establece en los documentos organizacionales del Fondo. Como resultado, determinamos que los únicos candidatos para el cargo de director que cualifican para elección en la reunión anual de accionistas son Carlos V. Ubiñas, José J. Villamil y Vicente León.

Hacemos hincapié en que Ocean Capital es una compañía shell, formada por el fondo de cobertura (“hedge fund”) First Southern, con sede en Georgia y dirigida por su fundador William Heath Hawk. Ocean Capital ha puesto en su mirilla a las compañías de inversión puertorriqueñas que invierten en bonos de Puerto Rico, con el objetivo de liquidarlos y extraer ganancias a corto plazo, a expensas de los intereses a largo plazo de sus accionistas y los ingresos corrientes devengados por éstos. De hecho, el Sr. Hawk y First Southern tienen una larga historia de “inversión en bonos en dificultades” y facilitó la liquidación de compañías de inversión puertorriqueñas manejadas por Santander Puerto Rico. Como una empresa que se ha cobijado bajo las Leyes 20/22, es probable que Ocean Capital también se beneficie contributivamente de su estrategia y dichos beneficios no están disponibles para los inversionistas puertorriqueños del patio.

[4]	De 12/31/15 a 6/30/21.

2

Puerto Rico Family of Funds	UBSPRFunds.com

VOTE “POR” LOS NOMINADOS DE LA JUNTA DE DIRECTORES EN LA TARJETA DE PODER DE VOTACIÓN BLANCA AHORA

Como su Junta de Directores, nos sentimos honrados de servir como sus fiduciarios y le pedimos que continúe depositando su confianza en nosotros votando POR los nominados de la Junta de Directores en la tarjeta de poder de votación BLANCA. Para obtener más información, visite UBSPRFunds.com.

Muy atentamente,

La Junta de Directores del Tax-Free Fixed Income Fund IV for Puerto Rico Residents, Inc.

Si tiene alguna pregunta o necesita ayuda para votar su TARJETA DE PODER DE VOTACIÓN BLANCA,

por favor comunĺquese con:

1212 Avenue of the Americas, 24th Floor

New York, NY 10036

Telephone for Banks and Brokers: +1 212-297-0720

Shareholders may call toll-free (from the U.S., Puerto Rico, and Canada): +1 877-566-1922

Email: info@okapipartners.com

Important Additional Information and Where to Find It

Tax-Free Fixed Income Fund IV for Puerto Rico Residents, Inc. (the “Fund”) has filed a definitive proxy statement on Schedule 14A (the “Proxy Statement”), an accompanying WHITE proxy card and other relevant documents with the SEC in connection with such solicitation of proxies from the Fund’s stockholders for its 2021 annual meeting of stockholders. STOCKHOLDERS OF THE FUND ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), ACCOMPANYING WHITE PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders may obtain a copy of the Proxy Statement, an accompanying WHITE proxy card, any amendments or supplements to the Proxy Statement and other documents that the Fund files with the SEC at no charge at the SEC’s website at www.sec.gov. In addition, a stockholder who wishes to receive a copy of the Fund’s definitive proxy materials, without charge, should submit this request to: UBS Trust Company of Puerto Rico, c/o Claudio Ballester, 250 Muñoz Rivera Avenue, American International Plaza, Tenth Floor, San Juan, Puerto Rico 00918.

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